OFFICE LEASE AGREEMENT

BETWEEN

CUSHING VENTURES, LLC,
a California limited liability company

(“LANDLORD”)

AND

ONCOCYTE CORPORATION,
a California corporation

(“TENANT”)

ADDENDA AND EXHIBITS:

Addendum No. 1 – Option to Extend

Exhibit A	Form of Commencement Letter
Exhibit B	Work Letter
Exhibit C	Form of Letter of Credit
Exhibit D	Approved Testfit Plans
Exhibit E	Form of Estoppel Certificate
Exhibit F	Parking Site Plan

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OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (“Lease”) is made and entered into as of the Effective Date, as defined below, by and between CUSHING VENTURES, LLC, a California limited liability company (“Landlord”), and ONCOCYTE CORPORATION, a California corporation (“Tenant”).

Basic Lease Provisions

A.	“Date of Lease” as of December 23, 2019, for reference purposes only. The “Effective Date” of this Lease shall be the date of full execution as evidenced by the later of the signatures of Landlord and Tenant in the signature block below. The last party to sign this Lease agrees to deliver to the other party an executed copy of this Lease in PDF (as defined in Section 30(k) below) format no later than the same business day after execution of this Lease by such party.

B.	“Premises” means the building containing approximately 26,800 square feet of rentable square footage (“Building”), together with all other improvements, landscaping and parking located at 15 Cushing, in the City of Irvine, County of Orange, State of California 92618. The Building is deemed to include the aforementioned rentable square footage and shall not be re-measured.

C.	“Base Rent”: Commencing on the Commencement Date (as defined in Paragraph I of the Basic Lease Provisions), Base Rent shall be the following during the following periods of the Term:

Months of Term	Monthly Base Rent
1 - 12	$61,640.00	*
13 - 24	$63,797.40
25 - 36	$66,030.31
37 - 48	$68,341.37
49 - 60	$70,733.32
61 - 72	$73,208.98
73 - 84	$75,771.30
85 - 89	$78,423.29

*Notwithstanding anything in this Lease to the contrary, 50% of the Base Rent (“Abated Base Rent”) otherwise due and payable for the first ten (10) calendar months of the Term (“Conditionally Abated Base Rent Period”) shall be conditionally abated on the following condition: In the event of a premature termination of this Lease pursuant to Sections 18 and 19 of this Lease, the unamortized portion of Abated Base Rent shall be immediately and unconditionally due and payable to Landlord by Tenant. During the Conditionally Abated Base Rent Period, Tenant shall pay that portion of Base Rent that is not conditionally abated, which the parties agree is $30,820.00 per month.

D.	“Tenant’s Share”: Prior to the Commencement Date, Tenant shall initially have no obligation to pay Expenses (as defined in Section 3(c) below) and Taxes (as defined in Section 3(d)(i) below) while completing Tenant’s Work (as defined in Paragraph J of the Basic Lease Provisions); provided, however, that if before the Commencement Date, Tenant occupies and uses the second floor of the Building for its business, “Tenant’s Share” of Expenses and Taxes shall be 43.7 percent; provided that, on the earlier to occur of (i) Tenant’s completion of Tenant’s Work and opens the ground floor to the public for the operation of Tenant’s Permitted Use (as defined in Paragraph L of the Basic Lease Provisions), prior to the Commencement Date, or (ii) the Commencement Date, Tenant’s Share of Expenses and Taxes will be increased to 100 percent.

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E.	“Prepaid Rent”: Within three (3) business days of the Effective Date, Tenant shall prepay the Abated Base Rent for the first two full calendar months of the Term and Landlord’s estimate of Tenant’s Share of Taxes and Expenses for the first full calendar month of the Term. Landlord agrees that, in accordance with Paragraph C of the Basic Lease Provisions, the amount of such Prepaid Rent applicable to Abated Base Rent is $61,640.00.

F.	“Security Deposit” means $150,000.00.

G.	“Letter of Credit Amount” means initially $1,700,000.00, subject to reduction or release pursuant to Section 5 below.

H.	“Term” means, commencing on the Commencement Date, a period of eighty-nine (89) full calendar months, plus any fraction of the calendar month in which the Commencement Date occurs if the Commencement Date does not occur on the first day of the month, subject to Tenant’s option to extend the Term pursuant to Addendum No. 1 to this Lease.

I.	“Commencement Date” means the date that is 150 days after the Delivery Date pursuant to Section 2 below.

J.	“Tenant’s Work” means the work, if any, performed by Tenant in the Premises pursuant to the work letter agreement attached to this Lease as Exhibit B (“Work Letter”).

K.	“Tenant Improvement Allowance” means $1,340,000.00.

L.	“Permitted Use”: General office and administrative use related to Tenant’s business as well as CLIA Certified Laboratory Diagnostic Testing of Blood and Tissue samples for research and development and the commercialization of such research and development, and for no other use or purpose, without Landlord’s prior written approval (which will not be unreasonably withheld, conditioned, or delayed).

M.	“Notice Addresses”:

Tenant:	OncoCyte Corporation
1010 Atlantic Ave., Suite 102
Alameda, CA 94501
Attn: Chief Operating Officer

Landlord:	Cushing Ventures, LLC
Attn: Bill Nicely
4490 Von Karman Avenue
Newport Beach, CA 92660

With a concurrent copy to:
Legal@thesmartcircle.com

N.	“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Martin Luther King, Jr. Day, Cesar Chavez Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Veterans’ Day, Thanksgiving Day, the day after Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized in the area where the Building is located.

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O.	“Landlord Related Parties” means Landlord’s agents, employees and contractors, including without limitation any property manager retained by Landlord to manage the Premises.

P.	“Law(s)” means all laws, statutes, codes (including building codes), ordinances, rules, regulations and orders promulgated or issued by any federal, state or local governmental entity (whether executive, administrative, legislative or judicial) with jurisdiction over the Building or the Premises, or any business, use or operation therein or thereon, including the provisions of the Disabilities Acts (as defined in Section 4(d) below), as all may be amended, superseded, supplemented, modified or revised.

Q.	“Person” means any natural person or persons in individual or representative capacities and any entity or entities recognized by Law, including, without limitation, corporations, partnerships, limited liability companies and associations, or any combination of natural persons and entities.

R.	“Including” or “includes” (including other conjugations) shall not be construed to imply or impose any limitations or restrictions.

[End of Basic Lease Provisions]

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SECTION 1 LEASE GRANT; LEASE CONTINGENCIES.

Landlord leases and demises the Premises to Tenant, and Tenant leases and hires the Premises from Landlord, including without limitation the Building and all other improvements, landscaping and parking located at the Premises, all on the terms and conditions of this Lease.

SECTION 2 CONDITION OF PREMISES; DELIVERY OF POSSESSION.

Upon both parties having entered into this Lease, and Tenant providing Landlord (i) the Security Deposit as required under Section 5(a) below, (ii) the Letter of Credit as required by Section 5(b) below, and (iii) such documents or other information reasonably required in connection with delivering possession of the Premises, including without limitation evidence that Tenant has obtained the insurance required hereunder, Landlord shall deliver possession of the Premises (“Delivery Date”) to Tenant in its current “as is” condition (except for any latent defects within the Building or existing Hazardous Materials (as defined in Section 4(b) below)) on, within, or under the Premises and subject to Landlord’s ongoing maintenance and repair obligations set forth under the terms of this Lease. Except for the existence of latent defects or existing Hazardous Materials (if any), Tenant’s taking possession of the Premises to construct Tenant’s Work (as defined in and pursuant to Exhibit B) shall otherwise (a) be deemed acceptance of the Premises by Tenant in their current condition, “as is”; (b) conclusively establish that the Premises is in good and satisfactory condition as of the date Tenant takes possession; and (c) be deemed Tenant’s representation that (other than the foregoing latent defects or existing Hazardous Materials) it has inspected the Premises and is aware of the current condition of the Premises. Notwithstanding any provision in this Lease to the contrary, all terms and conditions of this Lease and all obligations of Tenant hereunder shall be in full force and effect from and after the Effective Date, except that Tenant’s obligation to pay Base Rent shall become effective upon the Commencement Date; and Tenant shall pay Tenant’s Share of the Expenses and Taxes as provided in Paragraph D of the Basic Lease Provisions.

SECTION 3 RENT.

(a) Payments.

(i) Tenant shall pay Landlord, without any setoff or deduction, except as otherwise permitted under the terms of this Lease, the amount of Base Rent and Additional Rent due for the Term, with estimated Additional Rent for recurring Expenses and Taxes payable in twelve (12) equal monthly installments as hereinafter provided in Section 3(b) below. “Additional Rent” means any and all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under the terms of this Lease. Additional Rent and Base Rent are sometimes collectively referred to hereunder as “Rent”. Tenant shall pay and be liable for any rental, sales and use taxes (but excluding any income taxes payable by Landlord) imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable on the first day of each calendar month without notice or demand; however, Prepaid Rent shall be due and payable as set forth in Paragraph E of the Basic Lease Provisions and Landlord shall hold such Prepaid Rent in trust for the benefit of Tenant until the date that is the first day of the full calendar month of the Term and on which date Landlord shall apply such Prepaid Rent for that month’s Abated Base Rent. All other items of Rent shall be due and payable by Tenant within ten (10) business days after receipt of invoices (including reasonable supporting documentation therefor) from Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) reasonably acceptable to Landlord. Unless otherwise agreed or required by applicable Law, Rent will be applied first to any unpaid collection costs and late charges, then to the earliest Rent due.

(ii) Tenant’s failure to pay any Rent when due may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include processing and accounting charges and late charges, which may be imposed on Landlord by assessment or by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any payment of Rent within five (5) business days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount, provided that Landlord shall waive the first late charge, if any, assessed to Tenant. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

(iii) If any check or other instrument of payment delivered to Landlord by Tenant is returned by Landlord’s bank for any reason, including without limitation, insufficient funds, Tenant shall pay to Landlord upon demand the amount incurred by Landlord in connection with the returned payment plus a processing fee of One Hundred Dollars ($100) per returned check, in addition to, if applicable, any late charge due under Section 3(a)(ii). If more than two (2) of Tenant’s payments are returned due to insufficient funds or paid more than five (5) business days after such payment is due during any 12-month period, then without limiting its other rights and remedies, Landlord may require at any time thereafter that Tenant make all future payments (a) one month in advance of the due date by cashier’s check or money order, or (b) by ACH (Automated Clearing House) payment or another electronic payment method reasonably acceptable to Landlord, and that, in the case of electronic payment, all regularly scheduled payments be automatically debited.

(iv) If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, monthly Base Rent and Tenant’s Share of any Taxes or Expenses for the applicable month shall be prorated based on the number of days in such calendar month and Tenant shall pay such prorated Rent on the Commencement Date. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party’s right to recover the balance or pursue other available remedies.

(b) Tenant’s Share of Expenses and Taxes.

(i) The parties intend that, subject only to the specific exceptions set forth herein, this Lease be absolutely net to Landlord. Accordingly, Tenant shall pay Tenant’s Share of the Expenses (defined in Section 3(c)) and the Taxes (defined in Section 3(d)) for each calendar year during the Term.

(ii) Landlord shall provide Tenant with a good faith estimate of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Share of Landlord’s estimate of Expenses and one-twelfth of Tenant’s Share of Landlord’s estimate of Taxes. If Landlord determines that its good faith estimate of Expenses or Taxes was incorrect by a material amount, Landlord may provide Tenant with a revised estimate, but not more frequently than once in any six (6) month period. After Tenant’s receipt of the revised estimate, Tenant’s monthly payments of Tenant’s Share of Expenses and Taxes will be based on the revised estimate. If Landlord does not provide Tenant with an estimate of Expenses or Taxes before January 1 of a calendar year, Tenant shall continue to pay monthly installments of Expenses or Taxes based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment will be made for any month Tenant paid monthly installments based on the previous year’s estimate(s). Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within thirty (30) days or credited against the next due future installment(s) of Additional Rent.

(iii) Within three (3) months following the end of each calendar year, Landlord will endeavor to provide Tenant with a statement of estimated actual Expenses and Taxes for the prior calendar year, and in any case shall deliver a statement of actual Expenses (“Final Statement”) within five (5) months following the end of each calendar year. If the estimated Expenses and/or estimated Taxes for the prior calendar year are more than the actual Expenses and/or actual Taxes, as the case may be, for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if this Lease terminates or the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expenses and/or estimated Taxes for the prior calendar year is less than the actual Expenses and/or actual Taxes, as the case may be, for such prior year, Tenant shall pay Landlord, within thirty (30) days after receipt of the statement of Expenses and/or Taxes, any underpayment for the prior calendar year.

(iv) Notwithstanding anything to the contrary contained herein, Controllable Expenses shall not be increased by more than four percent (4%) annually, cumulative and compounded. “Controllable Expenses” means all Expenses except for: (i) commercially reasonable insurance coverage; (ii) utilities serving the Premises and not directly paid by Tenant; (iii) Taxes, (iv) the cost of changes or improvements required due to any new Laws or changes in existing Laws in effect after the Effective Date; (v) assessments levied by any governmental or quasit-governmental agency on the Premises; and (vi) any amortized capital improvements (such as by way of example and not limitation, the cost of re-slurry, re-paving and striping of the parking lot) made and amortized over their useful life by Landlord, which Tenant is required to pay under the terms of this Lease.

(c) Expenses Defined. “Expenses” means, subject to Expense Exclusions (as defined below), all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing (including replacements if repairs are not feasible or would not be effective) and managing the Building and the Premises, including without limitation:

(i) Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans (to the extent that such costs and expenses are attributable to the Building);

(ii) Management fees (which will not exceed 3.5% of the Base Rent and Additional Rent);

(iii) The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment, including without limitation those related to operating, maintaining, and repairing those areas Landlord is obligated to maintain under Section 8(b) below. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience;

(iv) Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable buildings (other than deductibles for (i) general liability or earthquake in excess of $25,000 in the aggregate within any calendar year, or (ii) any general liability deductibles arising from claims for which Landlord is obligated to indemnify Tenant under Section 13(b));

(v) All charges for utilities supplied to the Building and the Premises not paid directly by Tenant, and assessments levied by any association or governmental or quasit-governmental agency on the Premises; and

(vi) Amortization on a straight-line basis of capital improvements or replacements over their useful life in accordance with generally accepted accounting principles to the Building or the Premises as Landlord may install to comply with Laws effective after the Effective Date or undertaken in good faith with a reasonable expectation of reducing Expenses or otherwise improving operating efficiency (distinguished from replacement parts or components installed in the ordinary course of business when repairs are not feasible or would not be effective), Tenant being responsible only for Tenant’s Share of the annual amortized amount in any calendar year.

Notwithstanding the foregoing, Expenses shall not include the following (collectively, “Expense Exclusions”): (i) management fees and administrative fees charged by Landlord which, together, exceed three and a half percent (3.5%) of all Rent (including Base Rent and Tenant’s Share of Expenses and Taxes) payable by Tenant, (ii) ground lease rentals, (iii) marketing-related expenses, (iv) depreciation, (v) debt service, (vi) tenant improvements for vacant space of other occupants of the Building (if any), (vii) corporate overhead, (viii) legal fees (except to the extend expressly payable by Tenant under this Lease), or (ix) the cost of capital improvements (except as set forth Section 3(c)(vi)).

(d) Taxes Defined.

(i) “Taxes” means: (A) all general and special real estate taxes and assessments on the Building and/or Premises, including assessments for special improvement districts and building improvement districts, special taxes for community facilities districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments; (B) the Premise’s share of any general and special real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Premises (A) listed on that certain Title Policy No. NCS-541349 issued to Landlord by First American Title Insurance Company on July 11, 2012, or (B) imposed after the Effective Date (provided, however, Landlord shall not consent to any such imposition after the Effective Date without Tenant’s prior written consent); (C) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Premises; and (D) costs and fees incurred in connection with seeking reductions in any tax liabilities described in “(A)”, “(B)” and “(C)”, including any fees and costs incurred by Landlord for compliance, review and appeal of tax liabilities. Landlord shall timely pay all Taxes and Tenant shall reimburse Landlord for the same subject to the terms of this Lease. Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax applicable to the Landlord.

(ii) Landlord and Tenant acknowledge that there may be changes in the current real property tax system and that there may be imposed new forms of taxes, assessments, charges, levies or fees, or there may be an increase in certain existing taxes, assessments, charges, levies or fees placed on, or levied in connection with the ownership, leasing, occupancy or operation of the Premises. All such new or increased taxes, assessments, charges, levies or fees which are imposed or increased as a result of or arising out of any changes in the structure of the current real property tax system or any limitations on the real property taxes which can be assessed on real property, including, but not limited to, any and all taxes, assessments, charges, levies and fees assessed or imposed due to the Landlord’s leasing the Premises to Tenant (including any surcharge on the rent or income from any such leasing other than state and federal income tax) shall also be included within the meaning of “Taxes” as used in this Lease.

(iii) If an assessment is payable in installments, Taxes for the year shall include the amount of each installment; provided, however, in no event will Tenant’s Share of Taxes include any penalty or late fee or any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord’s election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year (other than any penalty, late fee or any interest due thereon), provided that Landlord’s election shall be applied consistently throughout the Term.

(iv) If a change in the amount of Taxes is established for any year of the Term during which Tenant paid Tenant’s Share of any Taxes, then Taxes for that year will be retroactively adjusted. As applicable, Landlord shall provide Tenant with a credit, if any, based on the adjustment, and Tenant shall pay Landlord the amount of Tenant’s Share of any increase in the Taxes within thirty (30) days after Tenant’s receipt of a statement from Landlord, along with reasonable supporting documentation therefor.

(e) Audit Rights. Landlord shall provide, upon written request of Tenant, an accounting of the Expenses and Taxes for the preceding calendar year and, provided Tenant is not in default under the terms and conditions of this Lease (that is continuing after notice and any applicable cure period), Tenant shall have the right within one hundred twenty (120) days after Landlord delivers the Final Statement, at Tenant’s sole cost and expense, to conduct an audit of Landlord’s books and records regarding the Expenses and Taxes reflected in such accounting (“Eligible Charges”) to confirm the accuracy of Landlord’s accounting; provided, however: (A) such audit shall be conducted during Landlord’s regular business hours; (B) a national or regional certified public accountant or other qualified professional firm not retained on a contingency fee basis; and (C) Eligible Charges shall not include Expenses and Taxes for prior periods or reflected in prior accountings. If the audit discloses an overcharge of Eligible Charges, the amount of the overpayment shall be credited against the next payment of Rent due to Landlord until such overpayment is reimbursed to Tenant in full. In the event no Rent is due Landlord, the amount of any overpayment shall be reimbursed to Tenant within thirty (30) days after the audit completion date. If the audit discloses an underpayment, then the total amount of such underpayment shall be paid to Landlord within thirty (30) days after the audit completion date. If the audit discloses the amount of Eligible Charges paid by Tenant was overstated by more than five percent (5%), then, in addition to crediting or repaying such overpayment to Tenant, Landlord shall also pay the reasonable costs incurred by Tenant in connection with such audit, but in no event greater than the amount overstated.

SECTION 4 USE; COMPLIANCE WITH LAWS; HAZARDOUS MATERIALS; AND SECURITY SERVICES.

(a) Use; Compliance With Laws. The Premises shall be used only for the Permitted Use and for no other use or purpose, as set forth in Paragraph L of the Basic Lease Provisions. Notwithstanding the foregoing, as long as Tenant continues to pay Rent and other sums payable under this Lease in the amounts and at the times due and payable as set forth in this Lease and continues to perform all of its other non-monetary obligations hereunder, Tenant has no duty to occupy the Building or the Premises or conduct its business operations during the Term of this Lease thereon. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord’s reasonable opinion, interferes with the operation of the Building. Tenant shall comply with all Laws, including all applicable Disabilities Acts, regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Building and the use and occupancy of the Premises. Tenant, within ten (10) business days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with such other reasonable rules and regulations adopted by Landlord and provided to Tenant in writing from time to time (“Rules and Regulations”). Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all such Rules and Regulations; provided, however, if there is a conflict between the foregoing Rules and Regulations and the terms of this Lease, the terms of this Lease will control.

(b) Hazardous Materials. Landlord and Tenant, each, hereby makes the following covenants regarding Hazardous Materials:

(i) Landlord and Tenant shall at all times and in all respects comply with all federal, state and local Laws, including the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901, et seq.), Safe Drinking Water Act (42 U.S.C. Section 3000f, et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Clean Air Act (42 U.S.C. Section 7401, et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), California Health & Safety Code (Section 25100, et seq., Section 39000, et seq.), California Safe Drinking Water & Toxic Enforcement Act of 1986 (California Health & Safety Code Section 25249.5, et seq.), California Water Code (Section 13000, et seq.), and other comparable state Laws (“Hazardous Materials Laws”), relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” under any such Laws (collectively, “Hazardous Materials”).

(ii) Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant’s use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials brought or caused to be brought into or onto the Building or the Premises by or on behalf of Tenant to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all such Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the Term, Tenant shall cause all Hazardous Materials brought or caused to be brought into or onto the Building or the Premises by or on behalf of Tenant to be removed from the Premises and transported for use, storage or disposal in accordance with and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Building or the Premises, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected with the Building or the Premises, without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto.

(iii) Tenant shall immediately notify Landlord in writing of: (A) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (B) any claim made or threatened by any Person against Tenant, the Building or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (C) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Building or the Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to the Building or the Premises or Tenant’s use thereof. Tenant shall promptly deliver to Landlord copies of any Hazard Communication Safety Data Sheets prepared and submitted by Tenant to OSHA or other governmental authority reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

(iv) Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord and each of the Landlord Related Parties free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney’s fees), or death of or injury to any Person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (A) the presence in, on, under or about the Building or the Premises, or the discharge in or from the Building or the Premises, of any Hazardous Materials brought or caused to be brought into or onto the Building or the Premises by or on behalf of Tenant; (B) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Building or the Premises; or (C) Tenant’s failure to comply with any Hazardous Materials Law. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Building or the Premises, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the Term. For purposes of the release and indemnity provisions of this Section 4(b), any acts or omissions of Tenant, or by employees, agents, assignees, subtenants, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

(v) Landlord has no knowledge of any Hazardous Materials present in, on, upon, or under the Building or the Premises, the soils or groundwater thereunder in violation of Hazardous Materials Laws or posing any threat to human health, safety, and the environment, except as disclosed in this Lease. Landlord shall be solely responsible for the remediation and removal (and all costs associated therewith, without reimbursement from Tenant as Additional Rent) of all Hazardous Materials in violation of Hazardous Materials Laws at, within, under, or on the Building or any other portion of the Premises existing on or before the Delivery Date or thereafter caused by Landlord or any third party tenant of Landlord or any other occupant or licensee permitted by Landlord. If at any time during the Term, Tenant encounters any such Hazardous Materials requiring abatement or remediation that is not the responsibility of Tenant under this Lease, Landlord shall, at its sole cost and expense (without reimbursement from Tenant as Additional Rent), promptly undertake such abatement or remediation in accordance with all applicable Hazardous Materials Laws, and Tenant shall be entitled to an equitable abatement of Base Rent for each day and to the extent Tenant is unable to occupy and use any portion of the Premises, (and would otherwise be able to occupy and use such portion but for such Hazardous Materials which Landlord is required to remediate) for the operation of the Permitted Use within or upon the Premises until such time as Landlord has caused such Hazardous Materials to be so abated or remediated such that Tenant may resume such construction, installation, occupancy or use.

(vi) Other than those Hazardous Materials which are Landlord’s responsibility under Section 4(b)(v) above, there shall be no abatement of Base Rent and Tenant shall be solely responsible for the remediation and removal of all other Hazardous Materials brought or caused to be brought into or onto the Building or the Premises during the Term, in which event Tenant shall be solely responsible for such costs, as set forth in Section 4(b)(ii) above; provided, however, with respect any such Hazardous Materials requiring removal and remediation outside of the Building, Landlord shall timely perform such remediation and removal on behalf of Tenant, and Tenant shall promptly reimburse Landlord for all costs incurred in connection therewith.

(vii) Landlord has been informed that the El Toro Marine Corps Air Station (MCAS) has been listed as a Federal Superfund site as a result of chemical releases occurring over many years of occupancy. Various chemicals including jet fuel, motor oil and solvents have been discharged in several areas throughout the MCAS site. A regional study conducted by the Orange County Water District has estimated that groundwaters beneath more than 2,900 acres have been impacted by Trichloroethylene (ICE), an industrial solvent. There is a potential that this substance may have migrated into the ground water underlying the Premises. The U.S. Environmental Protection Agency, the Santa Ana Regional Water Quality Control Board, and the Orange County Health Care Agency are overseeing the investigation/cleanup of this contamination. To Landlord’s knowledge, there is no practical impediment to the use or occupancy of the Premises due to the El Toro discharges.

(viii) For purposes of this Lease, whenever the phrase “to Landlord’s knowledge” or the “knowledge” of Landlord or words of similar import are used, they mean and are limited to the current actual knowledge only of Bill Nicely, without inquiry, and not any implied, imputed or constructive knowledge of such individual or of Landlord. The identification of such individual is intended to create a basis for knowledge and shall not impute any personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby, which liability will remain with Landlord.

(ix) Within thirty (30) days after Landlord’s written request, but not more than once each calendar year unless the information provided by Tenant has materially changed, Tenant shall complete and deliver to Landlord an environmental questionnaire in form and substance reasonably acceptable to Landlord identifying Hazardous Materials stored or used by Tenant at the Premises.

(c) Security Services. Landlord shall not be obligated to provide security guards, security patrols, private police or any other type of security services (collectively, “Security Services”) for the Premises. Tenant hereby acknowledges that Landlord shall not be so obligated and that Landlord will not provide any Security Services of any type for the Premises. Tenant waives any and all claims for damages to Persons or property sustained by Tenant, or by any other person or entity, arising from, out of or in connection with, or alleged to arise from, out of or in connection with, Landlord’s not providing Security Services for the Premises. In addition, Tenant assumes the responsibility to provide, at Tenant’s sole cost and expense, any such Security Services as Tenant may require in connection with Tenant’s use of the Premises, and Tenant assumes all risk in connection with any failure to provide or lack of such Security Services in the Premises.

(d) Compliance with Disabilities Acts. Landlord shall be responsible for compliance with all Laws, including, but not limited to, the Americans With Disabilities Act of 1990, and its implementing regulations, as amended or supplemented from time-to-time, and any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) applicable to the exterior path of travel to the primary entrance of the Premises (including without limitation any requirements related to van accessible spaces, parking, access ways, slopes, curb cuts, truncated domes, and signage) (i) as of the Effective Date and (ii) after the Effective Date to the extent required in connection with Tenant’s Work, provided that such requirements would apply to general office improvements or use and are not required due to Tenant’s specific use or improvements to the Premises (“Code Violation”). Except for such Code Violation, Tenant shall be responsible for at its sole cost and expense all other compliance with the Disabilities Acts. Landlord acknowledges and agrees that in the event the temporary or permanent Certificate of Occupancy (“CofO”) is denied by the governmental agency that issues Certificates of Occupancy (“CofO Agency”), solely based on the foregoing Code Violation and, as a consequence, Tenant is unable to operate its Permitted Use from the Premises as contemplated under the terms of this Lease, Tenant shall be entitled to an equitable abatement of Base Rent for each day Landlord fails to cure the Code Violation beyond the date Landlord receives written notice from Tenant with reasonably sufficient evidence to Landlord that specifies the Code Violation until Landlord cures such Code Violation. Such abatement shall only apply to the extent Tenant is unable to occupy and use any portion of the Premises, and would otherwise be able to occupy and use the Premises but for the Code Violation).

(e) Certified Access Specialist Disclosure. As of the date of this Lease, to Landlord’s current actual knowledge without investigation, the Premises have not been inspected by a Certified Access Specialist (“CASp”). Accordingly, Landlord makes the following disclosure as required by California Civil Code Section 1938: “A Certified Access Specialist can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” If Tenant requests or otherwise obtains a CASp inspection of the Premises, then: (i) Tenant shall pay the cost of such inspection; (ii) such inspection shall occur at a time mutually agreed upon by Landlord and Tenant; (iii) Tenant shall provide Landlord with a copy of the CASp report resulting from such inspection within ten (10) days after Tenant’s receipt thereof; (iv) Tenant shall not disclose and shall keep the CASp inspection, the nature and circumstances of such inspection, and all information in the CASp report absolutely confidential, except only to the extent necessary to comply with any disclosure required by applicable Laws or as otherwise permitted in this Section; and (v) Tenant shall perform all repairs or other work necessary to correct violations of construction-related accessibility standards identified by such CASp inspection within the Building, which repairs or other work shall be completed at Tenant’s sole cost and expense (other than required to repair violations of the Disabilities Acts existing as of the Effective Date applicable to the restrooms, in which case such repairs will be made at Landlord’s sole cost and expense as set forth in Section 4(d) above) within 180 days after the date of such CASp inspection (provided Landlord shall complete any or all such repairs or other work within the Building that affects the structure of the Building and those portions of the Premises outside the Building, in which case, Tenant shall pay to Landlord the amortized cost thereof as Additional Rent). Notwithstanding the foregoing, to the extent reasonably necessary, Tenant may disclose information in such CASp report to a third-party assisting with such repairs or other work, provided that such third-party agrees in writing to keep such information confidential.

(f) Parking. Landlord represents that to its knowledge as of the Effective Date, the parking area of the Premises includes 114 parking stalls as depicted on the Site Plan attached hereto as Exhibit F. Tenant shall be entitled to the exclusive use of all such parking serving the Premises, at no charge to Tenant or Tenant’s agents, representatives, contractors, employees, customers and visitors. Landlord shall not be liable for any damage to motor vehicles of Tenant or the foregoing agents, representatives, contractors, employees, customers and visitors, for any loss of property from within those motor vehicles, or for any injury to Tenant, its agents, representatives, contractors, employees, customers and visitors, unless caused by Landlord’s sole active negligence or willful misconduct. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users of the parking areas reasonable Rules and Regulations, as provided under Section 4(a). Tenant’s contractors who service Tenant’s Permitted Use shall be permitted to park on a short-term basis for pick-ups and deliveries only within the parking area; otherwise, all parking at the Premises shall be for noncommercial passenger vehicles only.

SECTION 5 SECURITY DEPOSIT AND LETTER OF CREDIT.

(a) Security Deposit. Tenant shall pay to Landlord, within three (3) business days following the Effective Date, a Security Deposit in the amount specified in the Basic Lease Provisions. Said amount shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease, including the provisions relating to the payment of Rent, that is continuing beyond the applicable notice and cure period, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other amount Tenant is obligated to pay; provided, however, Tenant acknowledges that the Security Deposit is not an advance payment of Rent or a measure of Tenant’s liability for damages. If any portion of said deposit is so used or applied, Tenant shall, within three (3) business days of written demand therefor, deposit cash (which may be made via ACH payment) with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material default of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, or cures a default within the applicable notice and cure period, or timely reimburses Landlord for a default cured by Landlord, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the Expiration Date or earlier termination of this Lease, provided that Landlord may retain the Security Deposit until such time as (i) any amount due (if any) from Tenant under this Lease (including damages under Civil Code Section 1951.2) has been determined by Landlord in good faith and paid in full, and (ii) permitted by Law. Tenant also hereby consents to Landlord’s application of all or part of the Security Deposit to any post-rejection claims that Landlord may have with respect to Tenant’s obligations under this Lease in any bankruptcy proceeding involving Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s default of this Lease, including all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. No trust relationship or fiduciary duty is created between Landlord and Tenant with respect to the Security Deposit, only a relationship of debtor and creditor.

Tenant hereby pledges and grants to Landlord a security interest in the Security Deposit to secure the payment and performance of any and all debts, obligations and liabilities of Tenant to Landlord arising out of, connected with or related to this Lease, whether now existing or hereafter arising, voluntary or involuntary, whether jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether from time to time decreased or extinguished and later increased, created or incurred. Tenant authorizes Landlord to file such financing or continuation statements, and amendments thereto, relating to all or any part of the Security Deposit as Landlord deems necessary. With respect to the Security Deposit, Landlord shall have all the rights, powers and remedies of a secured party under the Uniform Commercial Code. All of the rights, powers and remedies of Landlord under this Lease shall be in addition to all rights, powers and remedies given to Landlord by any statute or rule of Law, or other agreement, shall be cumulative and may be exercised successively or concurrently without impairing or in any way affecting Landlord’s security interest in the Security Deposit.

(b) Letter of Credit. Tenant shall deliver to Landlord, within three (3) business days following the Effective Date, as additional protection and assurance of the full and faithful performance of Tenant’s obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s breach or default under this Lease, an irrevocable and unconditional negotiable standby letter of credit (“Letter of Credit”) that is: (1) in the amount of the Letter of Credit Amount; (2) substantially in the form attached hereto as Exhibit C; (3) running in favor of Landlord, presentable and payable in the City of Irvine, California, and otherwise containing the terms required in this Article and its subsections; and (4) issued by a solvent, nationally recognized commercial bank (“Bank(s)”) satisfying the Letter of Credit Issuer Requirements. The “Letter of Credit Issuer Requirements” means a Bank that is (i) acceptable to Landlord in its sole but reasonable discretion; provided, however, Landlord agrees that the Banks by way of example and not limitation, are acceptable to Landlord: JP Morgan Chase, Bank of America, Citibank, Wells Fargo, or Silicon Valley Bank, (ii) chartered under the laws of the United States, any State thereof or the District of Columbia, (iii) insured by the Federal Deposit Insurance Corporation, (iv) has a long term rating of B or higher as rated by Moody’s Investors Service and/or A or higher as rated by Standard & Poor’s, and Fitch Ratings Ltd (Fitch), (v) is under the supervision of the Superintendent of Banks of the State of California, or a national banking association, and (vi) at all times has a local branch office open in the City of Irvine, California.

(i) Letter of Credit Amount; Release. Provided Tenant is not in default under any of the terms and conditions of this Lease that is continuing beyond the applicable notice and cure period, no event then exists which, in Landlord’s reasonable judgement, would lead to such an event of default: (A) commencing on the first day of the calendar month that is the 34th full calendar month of the Term, and continuing on the first day of each calendar month thereafter (each a “Letter of Credit Reduction Date”) the Letter of Credit Amount shall be reduced in equal amounts at the rate which would fully reduce the Letter of Credit Amount to $0.00 at the end of the Term (i.e., fully amortizing the original Letter of Credit Amount on a straight-line basis over the remaining Term); and (B) at any time after the first Letter of Credit Reduction Date, Tenant shall have the right to cancel the Letter of Credit upon Tenant demonstrating that Tenant has obtained a market capitalization exceeding Two Hundred Million Dollars ($200,000,000.00) and a cash balance, as reported on Tenant’s balance sheet, of Forty Million Dollars ($40,000,000.00).

(ii) Additional Requirements. In addition to the requirements set forth above, the Letter of Credit shall: (1) be “callable” for cash at sight, irrevocable, and unconditional; (2) be maintained in effect, and automatically renewable or extendable for the period from the date Landlord and Tenant execute this Lease and continuing through the date (“LC Expiration Date”) that is ninety (90) days after the expiration or earlier termination of the Term of this Lease; (3) require Bank to notify Landlord at least sixty (60) days before the expiration or termination of the Letter of Credit if not automatically renewed or extended; (4) be fully assignable by Landlord, its successors, and assigns; (5) permit partial draws and multiple presentations and drawings; (6) be honored by Bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; and (7) be subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590. The form and all other terms of the Letter of Credit and Bank shall be acceptable to Landlord, in Landlord’s sole discretion. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Letter of Credit.

(iii) Renewals. If any Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal thereof provided that such renewal letter of credit is in effect and delivered to Landlord not later than sixty (60) days before the expiration of the subject Letter of Credit, and is irrevocable and automatically renewable through the LC Expiration Date, upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. If any Letter of Credit is not renewed at least sixty (60) days before its expiration, expires or is terminated, or if Tenant otherwise fails to maintain any Letter of Credit in the amount and in accordance with the terms set forth in this Article, such failure constitutes an incurable default by Tenant, and Landlord shall have the right to present the Letter of Credit to Bank before its expiration, draw down the entire amount of the Letter of Credit and apply the proceeds in accordance with this Article.

(iv) Draws. Landlord shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (1) such amount is unpaid and due to Landlord under the terms and conditions of this Lease; or (2) Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the LC Expiration Date and Tenant has not provided a replacement Letter of Credit acceptable to Landlord at least thirty (30) days before such LC Expiration Date; or (3) there exists an event of default under this Lease (that is continuing beyond the applicable notice and cure period); or (4) Tenant has filed a voluntary petition under any chapter of the U.S. Bankruptcy Code or any similar state law (collectively, Bankruptcy Code) that is not dismissed within thirty (30) days of such filing; or (5) Tenant has assigned all of its assets to creditors in accordance with any federal or state laws; or (6) an involuntary petition has been filed against Tenant under any chapter of Bankruptcy Code that is not dismissed within thirty (30) days of such filing. Tenant acknowledges and agrees that Landlord is entering into this Lease in material reliance on the ability of Landlord to draw on the Letter of Credit on the occurrence of any breach or default on the part of Tenant under this Lease that is continuing beyond the applicable notice and cure period. If Tenant shall breach any provision of this Lease or otherwise be in default under this Lease that is continuing beyond the applicable notice and cure period, Landlord may, but without obligation to do so, with notice to Tenant, draw on the Letter of Credit, in part or in whole, to cure any breach or default of Tenant and to compensate Landlord for any and all damages of any kind or nature sustained resulting from Tenant’s breach or default that continue beyond the applicable notice and cure period, including any damages that accrue upon termination of this Lease pursuant to California Civil Code § 1951.2 or any similar provision. Landlord’s use, application, or retention of any proceeds of the Letter of Credit, or any portion of it, shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable Law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

(v) Restoration. If, as a result of Landlord drawing on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) business days after the drawdown, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article. Tenant’s failure to comply with this requirement, despite anything to the contrary contained in this Lease, constitutes an incurable default by Tenant.

(vi) Application. The proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and to pay for all losses and damages that Landlord has suffered as a result of any default or breach by Tenant (such amount being in accordance with any applicable law governing the measure of Landlord’s damages). Landlord shall pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant that was not paid when due or used to pay for any losses and damages suffered by Landlord as a result of any default or breach by Tenant that is not cured by Tenant within the applicable notice and cure period; provided, however, if before the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code that is not dismissed within thirty (30) days of filing, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either (1) all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case; or (2) such bankruptcy or reorganization case has been dismissed.

(vii) No Interference. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either before or following a draw by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw on the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a draw on such Letter of Credit in a timely manner.

(viii) Interest in Letter of Credit. Tenant agrees and acknowledges that (1) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank; (2) Tenant is not a third party beneficiary of such contract; and (3) if Tenant becomes a debtor under any chapter of the Bankruptcy Code that is not dismissed within thirty (30) days of filing, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim or rights to the Letter of Credit or the proceeds of it by application of 11 USC § 502(b)(6) or otherwise.

(ix) Not a Security Deposit. In no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof (1) be deemed or treated as a “security deposit” within the meaning of Civil Code Section 1950.7, (2) be subject to the terms of Civil Code Section 1950.7, or (3) intended to serve as a “security deposit” within the meaning of Civil Code Section 1950.7. Landlord and Tenant (i) confirm and agree that the Letter of Credit is not intended to serve as a security deposit and §1950.7, and any and all other laws, rules, and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”), shall have no applicability or relevance to the Letter of Credit, and (ii) waive any and all rights, duties, and obligations either party may now or in the future have relating to or arising from the Security Deposit Laws.

(x) Transfer of Letter of Credit. The Letter of Credit shall also provide that Landlord, and its successors and assigns, may, at any time and with notice to Tenant but without first obtaining Tenant’s consent, transfer (including repeated transfers) all or any portion of its interest in and to the Letter of Credit to another party, person or entity solely in connection with the assignment, transfer, encumbrance or financing this Lease, the Premises or the Project. In the event of a transfer of Landlord’s interest in the Premises, Landlord shall transfer the Letter of Credit to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions of this Article shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, sign and submit to Bank such applications, documents and instruments as may be necessary to effect such transfer. Tenant shall neither assign nor encumber the Letter of Credit or any part thereof, and Landlord and its successors and assigns shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(xi) Replacement Letter of Credit. Notwithstanding anything to the contrary in this Lease, if at any time the Letter of Credit Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, then Tenant shall, within thirty (30) days after written notice from Landlord, deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Lease, including without limitation, the Letter of Credit Issuer Requirements. In the event Tenant fails to replace the Letter of Credit and satisfy the Letter of Credit Issuer Requirements within such 30-day period, Landlord shall provide Tenant with a second written notice therefor and Tenant’s failure to deliver such replacement Letter of Credit to Landlord within five (5) business days of delivery of such second notice shall constitute an incurable default by Tenant. In addition and without limiting the generality of the foregoing, if the issuer of any letter of credit held by Landlord is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Article and Tenant shall, within thirty (30) days after written notice from Landlord, deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Article and that meets the Letter of Credit Issuer Requirements (and Tenant’s failure to do so within such 30-day period, Landlord shall provide Tenant with a written notice therefor and if Tenant fails to deliver such replacement Letter of Credit to Landlord within five (5) business days of delivery of Landlord’s notice shall, notwithstanding anything in this Article or the other terms and provisions of this Lease to the contrary, constitute an incurable default by Tenant. In addition, Tenant shall have the right to independently elect to replace any existing Letter of Credit with a new Letter of Credit if the new Letter of Credit: (1) Becomes effective at least thirty (30) days before expiration of the Letter of Credit that it replaces; (2) is in the Letter of Credit Amount, as such amount may have been reduced as set forth under Section 5(b)(i) of this Lease; (3) is issued by a bank complying with the Letter of Credit Issuer Requirements, and (4) otherwise complies with the requirements of this Article.

SECTION 6 SIGNAGE. Except for those signs and advertising devices (a) which are provided for in approved plans and specifications in or a scale drawing submitted by Tenant and approved in writing by Landlord, and (b) which comply with governmental requirements, Tenant shall not erect, place, paint or maintain in or on the Premises, any sign, exterior advertising medium or any other object of any kind whatsoever, whether an advertising device or not, visible or audible outside the Premises. Once approved by Landlord and such and governmental authorities, Tenant may not change the size, composition, or location of any sign or advertisement on the Premises without the prior written approval (not to be unreasonably withheld, conditioned or delayed) of Landlord and said authorities. Tenant shall, at Tenant’s sole cost and expense, maintain and keep in good repair all installations, signs and advertising devices which it is permitted by Landlord to install. Within thirty (30) days of the expiration of the Term or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove or cause to be removed Tenant’s exterior sign or signs and restore the Premises to the condition that existed before the installation of Tenant’s exterior sign or signs. Subject to the foregoing terms, Tenant shall have the right to install two (2) building top signs, one (1) facing Bake Parkway and one (1) facing Cushing. Further, subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, Tenant may install, at its sole cost and expense, and subject to obtaining all governmental approvals, an additional monument sign identifying Tenant’s then current brand name.

SECTION 7 LEASEHOLD IMPROVEMENTS.

All improvements to the Premises (other than Tenant’s Property (as defined in Section 14(a)(i) below) made by or for the benefit of Tenant, including Tenant’s Work pursuant to the Work Letter and Alterations (as defined in Section 8(c) below) (collectively, “Leasehold Improvements”), shall, upon the expiration or earlier termination of this Lease, be owned by Landlord and shall remain upon the Premises without compensation to Tenant. Notwithstanding the foregoing to the extent Landlord delivers to Tenant a sixty (60) day written notice, prior to the expiration or earlier termination of this Lease, instructing Tenant that any of the following Required Removables (defined below) shall remain upon the Premises, Tenant shall remove at Tenant’s cost and expense: (a) Cable (defined in Section 8(a)) installed by or for the exclusive benefit of Tenant, excluding any Cable installed as part of Tenant’s Work constructed pursuant to Exhibit B or installed by Tenant in or on the Building or other portions of the Premises following the Commencement Date (i.e., after Tenant’s initial build-out); and (b) any Leasehold Improvements that are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements, unless at the time Landlord provided its consent to such Leasehold Improvements, Landlord expressed in writing that such Leasehold Improvements may remain upon and after the expiration or earlier termination of this Lease and surrender of the Premises (collectively referred to as “Required Removables”). The parties hereto agree that Required Removables (i) include without limitation the lab improvements above slab and made within the interior of the first floor of the Building including the removal of interior walls such that Tenant surrenders the Premises to Landlord in a “shell” condition, with ceiling grid reasonably intact, and sealed concrete floors (all excluding ordinary wear and tear and damage by casualty and condemnation excepted). The Required Removables shall be removed by Tenant on or before the Expiration Date or earlier termination of this Lease. Tenant shall be responsible for any repairs required as a result of the removal of the Required Removables, and if any such damage is not repaired by Tenant, Tenant shall reimburse Landlord for the reasonable cost to repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables in a timely manner, Landlord, at Tenant’s expense, may remove and dispose of the Required Removables. Tenant, within ten (10) business days after delivery of an invoice and reasonable supporting documentation therefor, shall reimburse Landlord for repair and/or removal costs incurred by Landlord pursuant to this Section.

Tenant, within six months before the expiration of the Term of the Lease, may request in writing that Landlord identify Leasehold Improvements that are not Required Removals, and Landlord shall respond to such request within thirty (30) days. Landlord shall not unreasonably withhold its consent to any request by Tenant that it be permitted to surrender Leasehold Improvements that are compatible with general office use, i.e., would not interfere with or increase the cost of the future improvement, use and maintenance of the Premises for general office purposes, including without limitation any HVAC system installed by Tenant; provided, however, if the HVAC system or any other Required Removable that is integral to the use of the Building, is not compatible with general office use, Tenant shall (i) dampen and decrease the HVAC output of the then existing HVAC such that HVAC operations are restored to flow rates and energy usage in line with requirements of a standard office environment; and (ii) remove and replace the Required Removable with equipment or improvements that are compatible with general office use, as reasonably approved by Landlord, each at the expiration or earlier termination of this Lease.

In connection with the Leasehold Improvements, Tenant shall have the right to install a backup generator, subject to Landlord’s prior written approval (not to be unreasonably withheld, conditioned or delayed) with respect to the location and configuration of such generated, and provided that Landlord may require that Tenant remove the same as a Required Removable.

SECTION 8 MAINTENANCE, REPAIRS AND ALTERATIONS.

(a) Tenant’s Maintenance Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repair to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair. Tenant’s maintenance and repair obligations include without limitation: (i) floor coverings; (ii) all interior walls (other than the structural portion thereof); (iii) doors and windows; (iv) intentionally omitted; (v) electronic, phone and data cabling and related equipment (collectively, “Cable”); (vi) the components and elements of the HVAC systems and all other mechanical, electrical, plumbing and fire/life safety systems that serve and are located within the Building; (vii) any and all lighting fixtures that are not Building standard, including replacement of light bulbs and fluorescent lighting tubes that are not Building standard; (viii) intentionally omitted; (ix) furnishing janitorial services for the Building, the provider of which is subject to Landlord’s prior approval (not to unreasonably withheld, conditioned, or delayed), and (x) termite and pest extermination within the Building, the provider of which is subject to Landlord’s prior approval (not to unreasonably withheld, conditioned, or delayed). If Tenant fails to commence to make any repairs to the Premises, as required under this Section, for more than thirty (30) days after delivery of notice from Landlord (although only reasonable notice under the circumstances will be required if there is an emergency), Landlord may, upon providing Tenant with a second ten (10) business day notice and Tenant’s failure to commence such repairs within such 10-business-day period, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within ten (10) business days after delivery of an invoice and reasonable supporting documentation therefor, together with an administrative charge in an amount equal to 3.5% of the cost of such repairs.

(b) Landlord’s Maintenance Obligations. Landlord shall perform all maintenance and repairs (and replacements if repairs are not feasible or would not be cost effective) to the following, and shall keep the following in good condition and repair: (i) the structural elements of the Building, including, but not limited to, the roof (including the roof structure, roof membrane, roof cover, and all other components of the roof, collectively, “Roof”), foundation, structural supports, footings, and exterior walls, (ii) elevator and fire and life safety systems, (iii) drainage and sewer systems that serve the Premises (including the Building but are located outside the Building), (iv) walkways, sidewalks and related curbs, (v) any and all hardscape or landscaped areas, including irrigation therefor, (vi) parking areas and driveways and all avenues of ingress and egress to the public road (including resurfacing and re-striping thereof), and (vii) lighting within the exterior of the Building, including but not limited to, the parking area. Landlord shall also perform removal of any weather-related or other sediment or debris on the exterior of the Building, all in accordance with the standards of comparable properties in the Orange County market area. Landlord shall use commercially reasonable efforts to complete any maintenance in a way that does not adversely affect Tenant’s use of the Premises for its Permitted Use or access to the Building. The costs incurred by Landlord in connection with any maintenance, repair, or replacement shall be included in Expenses (subject to the express limitations or requirement to amortize any replacement as set forth in this Lease). If Landlord fails to make any repairs to the Premises that materially and adversely affect Tenant’s use of any portion of the ground floor of the Building for its Permitted Use for more than three (3) days after delivery of written notice from Tenant (although only reasonable notice under the circumstances will be required if there is an emergency), Tenant may exercise the Self-Help Right set forth in Section 20(c). Further, if any of the HVAC units and all other mechanical, electrical, plumbing and fire/life safety systems (collectively, the “Building Systems”) serving the Premises existing as of the Delivery Date (excluding any HVAC units dedicated to the server room(s) or any Tenant installed HVAC units) must be replaced during the Term, Landlord shall promptly replace such Building Systems and may include in Expenses the amortized portion of the cost of such replacement, being amortized on a straight-line basis over the greater of fifteen (15) years or the useful life of the replacement, as acceptable per Generally Accepted Accounting Principles. Such amortized portion shall not be included in Controllable Expenses.

(c) Alterations. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively, “Alterations”) if such proposed Alterations would affect or involve the Building structure, Roof, the exterior of the Building, the lobby of the Building (other than superficial changes to the lobby such as by way of example and not limitation, adding Tenant’s logo or painting the walls), or any Building Systems, without first obtaining the written consent of Landlord in each instance, which consent may be granted or withheld in Landlord’s sole but reasonable discretion; otherwise, Tenant shall have the right at any time to make any Alterations to the interior of the Building (except for the lobby of the Building other than the foregoing superficial changes) as Tenant deems reasonable or appropriate, without the prior written consent of Landlord, provided that such Alterations, (i) are not visible from the exterior of the Building, (ii) do not require work to be performed inside the walls or above the ceiling of the Building, and (iii) will not reduce the value of the Premises, (iv) do not exceed $100,000 or require a building permit (collectively, “Cosmetic Alterations”). Notwithstanding that Landlord’s prior consent is not required for Tenant to commence Cosmetic Alterations, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section 8(c). Tenant agrees to notify Landlord for all Cosmetic Alterations in excess of $50,000 (in aggregate) within any calendar year. Before starting work, Tenant shall furnish Landlord with plans and specifications (when applicable to the work) reasonably acceptable to Landlord; the names of licensed contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building Systems); copies of necessary permits and governmental approvals; and evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and designating Landlord and the Landlord Related Parties as additional insureds (including evidence thereof). All contractors, contractor’s representatives, and installation technicians performing work in the Building shall be licensed and insured, subject to Landlord’s prior approval, and shall be required to comply with Landlord’s Rules and Regulations, as set forth under Section 4(a). Tenant shall be solely responsible for complying with all applicable Laws pursuant to which said work shall be performed. Other than related to Cosmetic Alterations, material changes to the plans and specifications (when applicable) must be submitted to Landlord for its approval (not to unreasonably withheld, conditioned or delayed). Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably acceptable to Landlord. Tenant shall reimburse Landlord within thirty (30) days after delivery of an invoice for sums paid by Landlord for third-party examination of Tenant’s plans for non-Cosmetic Alterations. Upon completion of any Alterations (included Cosmetic Alterations), Tenant shall furnish “as-built” plans (if applicable), completion affidavits, and full and final waivers of lien in recordable form. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant’s use.

SECTION 9 UTILITIES. Upon Landlord delivering possession of the Premises, Tenant shall promptly establish and maintain accounts in its name with utility providers required for Tenant’s use and pay, before delinquency, all charges or assessments for telephone, water, sewer, gas, heat, electricity, garbage disposal, trash disposal, and all other utilities and services of any kind that Tenant requires in connection with its use of the Premises.

SECTION 10 ENTRY BY LANDLORD.

Landlord, its agents, contractors and representatives, may enter the Building with not less than 48 hours advance written notice, to show the Building and the Premises (which may not occur except in the last nine (9) months of the Term of this Lease), to inspect or clean and make repairs, alterations or additions to the Building as required or permitted under the terms of this Lease, to post notices of non-responsibility and to inspect and examine the Building and see that the covenants of this Lease are being kept and performed. Notwithstanding anything to the contrary, and so long as it is not an emergency, Tenant hereby reserves the right to deny access to any and all portions of the first (1st) floor of the Building, where Landlord acknowledges, Tenant is conducting laboratory functions. Except in emergencies or to provide other Building services after normal business hours, Landlord shall provide Tenant with reasonable prior written notice of entry into the Building, which may be communicated in writing, via electronic mail or otherwise. Solely if reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding anything to the contrary, Tenant may require Landlord, Landlord’s agents, employees, vendors or guests (i) to provide sufficient governmental identification per individual at the time of entry into the Building, and (ii) to abide by such reasonable rules, regulations and procedures as Tenant may from time to time establish with respect to entry, including limitation as to time of entry, purpose of entry, and controls by Tenant with respect to the conduct of such entry, including accompaniment by designated representatives of Tenant. In addition, Tenant may limit access to portions of the Building which, at the time of scheduled entry by any of the foregoing parties, may disrupt Tenant’s ongoing business activities.

SECTION 11 ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer(s)”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Section 11(a), other than to an affiliate of Tenant whether existing as of or after the Effective Date, any transfer of the majority of the voting stock in any corporate Tenant, or majority or managing interest in the partnership of any partnership Tenant, or majority or managing interest in the limited liability company of any limited liability company Tenant, shall constitute an assignment hereunder. Without in any way limiting Landlord’s right to refuse to grant such consent for any other reason or reasons, Landlord reserves the right to refuse to grant such consent if in Landlord’s reasonable business judgment: (i) the proposed transferee’s financial condition does not meet the criteria Landlord uses to select tenants having similar leasehold obligations; (ii) the proposed transferee’s business is not suitable for the Building, taking into consideration the Building’s prestige; (iii) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (iv) any portion of the Building or the Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Any attempted Transfer in violation of this Section shall, at Landlord’s option, be void and confer no rights upon any third party. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers.

(b) As part of its request for Landlord’s consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee (if such transferee’s financial statements are not available to the general public), a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within fifteen (15) days after its receipt of the required information and documentation: (i) terminate this Lease as to the portion (including all) of the Premises so proposed to be transferred, with a proportionate reduction in the Base Rent and other amounts payable under this Lease; (ii) deny its consent to the proposed Transfer based on the criteria set forth in Section 11(a) above; or (iii) grant its consent to the proposed Transfer. If Landlord does not respond to Tenant’s request within such 15-day period by exercising one of the options set forth in items “(i)” through “(iii)” immediately preceding, then Tenant shall notify Landlord in writing that Landlord has so failed to respond, and Landlord shall have an additional ten (10) days following receipt of such notice within which to elect to exercise one of the options set forth in items “(i)” through “(iii)”. If Landlord does not exercise one of the options set forth in items “(i)” through “(iii)” within the foregoing 10-day period, or if Landlord grants its consent to the proposed Transfer, then Tenant may enter into the Transfer upon the terms and conditions described, and to the transferee identified, in the information required to be furnished by Tenant to Landlord pursuant to this Section. Tenant shall pay Landlord a review fee not to exceed $500.00 for Landlord’s review of any requested Transfer, and Tenant will reimburse Landlord for any reasonable attorney’s fees incurred not to exceed $2,500.

(c) Tenant shall pay Landlord fifty percent (50%) of all Excess Rent (as defined below) for any portion of the Premises and duration covered by the Transfer. Tenant shall pay Landlord its share of any such Excess Rent within ten (10) business days after Tenant’s receipt of such rent from the transferee. “Excess Rent” will mean the amount of rent Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord after deducting from such excess all reasonable and customary out-of-pocket expenses directly incurred by Tenant that is attributable to the Transfer (other than Landlord’s review fee), including brokerage fees, legal fees and construction costs.

(d) In no event shall any Transfer release or relieve Tenant from any obligation under this Lease. If Tenant’s transferee defaults under this Lease that is continuing beyond the applicable cure period, Landlord may proceed against Tenant without pursuing remedies against the transferee.

(e) Notwithstanding anything to the contrary in this Section 11, no prior written consent of Landlord shall be required for any assignment or sublease to (i) any parent, subsidiary or affiliate of Tenant (including a partnership in which Tenant or an affiliate of Tenant is a partner), which shall include without limitation an assignment of Tenant’s interest under this Lease by operation of law, or as the consequence of a merger of or consolidation with Tenant into or with another entity (a “Merged Entity”); (ii) any subsidiary, parent company, or affiliate of a Merged Entity; (c) any entity succeeding to the business and assets of Tenant; or (d) any entity controlling, controlled by, or under common control with Tenant (each, a “Permitted Transferee”), provided that as a condition to the effectiveness of any assignment or sublease to a Permitted Transferee, 1) at least twenty (20) days prior to such assignment or sublease, Tenant shall deliver to Landlord the financial statements and other financial and background information of the Permitted Transferee (if such Permitted Transferee’s financial statements are not available to the general public), and 2) in the event of an assignment, the Permitted Transferee assumes in writing, the obligations of Tenant under the Lease.

SECTION 12 LIENS.

Tenant shall not permit mechanic’s or other liens to encumber the Premises or Tenant’s leasehold interest in connection with Tenant’s Work, Tenant’s Alterations, or any other work or service done or purportedly done by or for the benefit of Tenant. If a lien so encumbers the Premises, Tenant shall, within thirty (30) days after written notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable Law. If Tenant fails to discharge such lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including reasonable attorneys’ fees (if and to the extent permitted by Law) within thirty (30) days after receipt of an invoice from Landlord.

SECTION 13 INDEMNITY AND WAIVER OF CLAIMS.

(a) Tenant shall indemnify, defend, protect and hold Landlord and each of the Landlord Related Parties harmless from and against all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including attorneys’ fees and costs, arising from, out of or in connection with any (i) act or omission (including violations of Law) of Tenant or any of Tenant’s transferees, agents, employees or contractors; and (ii) damage or injury occurring in, on or about the Premises or any part thereof, other than that caused by (a) the willful act or active negligence of Landlord or Landlord’s employees, contractors or agents, or (b) Landlord’s failure to perform any of its express obligations under this Lease with respect to the maintenance or repair of the Building or other portions of the Premises.

(b) Landlord shall indemnify, defend, protect and hold Tenant and each of Tenant’s agents, employees, and contractors harmless from and against all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including attorneys’ fees and costs, arising from, out of or in connection with any (i) the active negligence or willful misconduct of Landlord or any of Landlord Related Parties; and (ii) Landlord’s failure to perform any of its express obligations under this Lease with respect to the maintenance or repair of the Building or other portions of the Premises.

(c) Tenant shall obtain insurance for, and hereby agrees that Landlord and the Landlord Related Parties, other than that caused by the willful act or gross negligence of Landlord or Landlord’s employees, contractors or agents, if applicable, shall not be liable to Tenant (or any subtenant, assignee, or licensee of Tenant) and Tenant (for itself and for its employees, agents and contractors) waives all claims for any injury, loss, or damage that may result to any person or property by or from (i) wind or weather; (ii) the failure of any sprinkler or HVAC equipment, any electric wiring or any gas, water or steam pipes; (iii) the backing up of any sewer pipe or downspout; (iv) the bursting, leaking or running of any tank, water closet, drain or other pipe; (v) water, snow or ice upon or coming through the Roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building. Tenant shall insure against such loss or damage pursuant to Section 14.

SECTION 14 INSURANCE.

(a) Tenant shall carry and maintain the following insurance (“Tenant’s Insurance”), at its sole cost and expense:

(i) Commercial property insurance with a special form cause of loss endorsement (i.e., special extended coverage formerly known as “all risks”) or its equivalent, including at least the following perils: fire and extended coverage, smoke damage, vandalism, malicious mischief, and sprinkler leakage. This insurance policy shall cover the full replacement cost of all furniture, trade fixtures, equipment and other personal property owned by Tenant in the Premises (“Tenant’s Property”).

(ii) Commercial General Liability Insurance insuring bodily injury, personal injury and property damage including the following coverages: Premises and Operations, blanket contractual liability, products and completed operations, fire and water damage and legal liability. Such liability insurance shall be in an amount of not less than $2,000,000 limit per occurrence and $4,000,000 limit annual aggregate for bodily injury and personal injury and property damage, and such amounts may be increased annually, in Landlord’s sole but reasonable discretion, based on any increase recommended by insurance professionals insuring or potentially insuring the Premises or customary for comparable properties to the Premises within the County of Orange, California. In addition, Tenant shall pay for and shall maintain in full force and effect contractual liability insurance to cover all of the indemnity obligations of Tenant under this Lease.

(iii) Business Automobile Liability Coverage insuring bodily injury and property damage arising from any of Tenant’s owned, scheduled, non-owned and hired vehicles, if any, with a combined single limit of liability of at least $1,000,000 per occurrence.

(iv) Workers’ Compensation Insurance as required by Law.

(v) Employer’s Liability Coverage of at least $1,000,000 per occurrence.

(b) Tenant’s insurance policies shall (i) designate Landlord, the Landlord Related Parties, Mortgagees (defined in Section 25) and other designees of Landlord having a property interest in the Premises as additional insureds, (ii) provide that the insurance shall not be canceled or altered unless thirty (30) days prior written notice has been delivered to Landlord, and (iii) be issued by companies that are licensed to do business in California and have an A.M. Best rating of not less than A:VIII. Tenant shall deliver to Landlord original certificates of insurance evidencing that such insurance is in full force and effect (form Acord 28, without the 2006 revisions), together with a copy of the additional insured endorsement, prior to the date on which Landlord delivers possession of the Premises to Tenant, and upon renewals at least fifteen (15) days before the expiration of the insurance coverage.

(c) Landlord shall maintain commercial property insurance with a special form cause of loss endorsement (i.e., special extended coverage formerly known as “all risks”) or its equivalent on the Building (including the Leasehold Improvements) at replacement cost (excluding footings and foundations), as reasonably estimated by Landlord. The cost of such insurance shall be included in Expenses.

(d) Limits of a party’s insurance shall not limit such party’s liability under this Lease.

SECTION 15 SUBROGATION.

Each party waives its right of recovery against the other party, the other party’s trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) and agents with respect to any loss or damage, including consequential loss or damage, to the waiving party’s property caused, resulting from or occasioned by any peril or perils (including negligent acts) covered by any policy or policies carried or required to be carried by the waiving party.

SECTION 16 CASUALTY DAMAGE.

(a) If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

(b) Landlord shall have the right to terminate this Lease if: (i) the Building is damaged so that, in Landlord’s reasonable and good faith judgment, substantial alteration or reconstruction of the Building is required; (ii) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (iii) the Building has been materially damaged (that is, more than 33% of the Buildings square footage) and there is less than two years of the Term remaining on the date of the casualty (unless Tenant exercises its option to renew the Term, as provided under Lease Addendum No. 1); (iv) any Mortgagee requires that all the insurance proceeds be applied to the payment of the mortgage debt; or (v) an uninsured loss to the Building occurs, and the cost to repair or restore equals or exceeds ten percent (10%) of the replacement cost of the Building (unless Tenant agrees, at its sole option, to reimburse Landlord for the cost to repair or restore the Building). Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within sixty (60) days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building (excluding any Leasehold Improvements). Notwithstanding the foregoing, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord and the applicable deductible thereof.

(c) Landlord and Tenant acknowledge that certain existing Laws may provide that upon the complete or partial damage or destruction of a leased premises, the lease will be terminated, and Landlord and Tenant, wishing instead that this Lease be terminated only on the terms provided in this Lease following such damage or destruction, hereby waive the provisions of any such Law, including without limitation the provisions of California Civil Code Sections 1932(2) and 1933(4), and agree that their respective rights and obligations in connection with damage or destruction of the Premises shall be governed by this Lease.

(d) If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (“Completion Estimate”). If the Completion Estimate indicates that the Premises cannot be made tenantable within 360 days from the date the repair and restoration is started, then notwithstanding anything in this Section to the contrary, either party shall have the right to terminate this Lease by delivering written notice to the other of such election within 10 days after receipt of the Completion Estimate; provided, however, Tenant shall not have the right to terminate this Lease pursuant to this Section 16(d) if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant related parties, or any of Tenant’s transferees, contractors or licensees.

SECTION 17 CONDEMNATION.

Either party may terminate this Lease if the whole or any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (“Taking”). Either party shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Premises, which would, in the commercially reasonable and good faith determination of either party, leave the remainder of the Building unsuitable for use as comparable to the Building’s use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date on which title or physical possession of the Premises occurs, whichever is earlier. If this Lease is not terminated, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation or proceeds awarded or realized for a Taking shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

SECTION 18 EVENTS OF DEFAULT.

The occurrence of any of the following shall constitute an “Event of Default” under this Lease:

(a) Tenant’s failure to pay when due all or any portion of the Rent, if the failure continues for five (5) business days after delivery of written notice to Tenant (“Monetary Default”).

(b) Tenant’s failure (other than a Monetary Default) to perform any obligation pursuant to this Lease or to comply with any term, provision or covenant of this Lease, if the failure is not cured within thirty (30) days after delivery of written notice to Tenant. However, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as: (i) Tenant commences to cure the failure within thirty (30) days, and (ii) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant’s failure to perform or comply creates a hazardous condition, the failure must commence such cure immediately upon written notice to Tenant. In addition, if Landlord provides Tenant with written notice of Tenant’s failure to perform or to comply with any particular term, provision or covenant of this Lease relating to three (3) separate occasions during any 12-month period, Tenant’s subsequent violation of such term, provision or covenant within the same 12-month period, shall, at Landlord’s option, be an incurable Event of Default by Tenant.

(c) Tenant becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, enters a general extension agreement with creditors or admits in writing its inability to pay its debts when due.

(d) The leasehold estate is taken by process or operation of Law, including selling Tenant’s leasehold interest under execution.

(e) Tenant abandons the Premises; provided, however, as long as Tenant satisfies its monetary and non-monetary obligations under the terms of this Lease, Tenant’s vacation of any portion of the Premises will not be deemed abandonment.

SECTION 19 REMEDIES.

Upon an Event of Default, whether enumerated in Section 18 or not, Landlord may pursuant any and all of its rights and remedies without further notice or demand including without limitation:

(a) Terminate Tenant’s right to possession of the Premises because of such Event of Default and recover from Tenant all damages allowed under §1951.2 of the California Civil Code, including, without limitation, the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of the award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; or

(b) Not terminate Tenant’s right to possession because of such Event of Default, but continue this Lease in full force and effect; and in that event (i) Landlord may enforce all rights and remedies under this Lease and under the provisions of §1951.4 of the California Civil Code, including the right to recover the Rent and all other amounts due under this Lease as such Rent and other amounts become due under this Lease; and (ii) Tenant may assign its interest in this Lease with Landlord’s prior written consent, which consent shall not be unreasonably withheld.

No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy set forth in this Lease or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

SECTION 20 LANDLORD’S DEFAULT.

(a) Landlord’s failure to perform any obligation pursuant to this Lease or to comply with any term, provision or covenant of this Lease shall be a default, if the failure is not cured by Landlord within thirty (30) days after delivery of written notice from Tenant specifying the nature of such default; provided that, if the nature of such default is such that it cannot be cured within said 30-day period, Landlord shall have such additional time as may be reasonably necessary to complete its performance so long as Landlord has promptly proceeded with diligence after receipt of Tenant’s notice and is then proceeding with diligence to cure such default.

(b) Whenever Tenant serves written notice on Landlord of Landlord’s default, Tenant shall concurrently deliver written to each Mortgagee if Landlord has notified Tenant in writing of such Mortgagee’s interest in the Premises and the address to which such notices are to be delivered. Each such Mortgagee shall have the period of time within which to cure a Landlord default provided in Section 20(a), provided that such period shall commence to run thirty (30) days after the commencement of the period within which Landlord must cure its default under Section 20(a). For the purpose of curing a Landlord default, an authorized representative of such Mortgagee shall have the right to enter upon the Premises in accordance with the requirements and conditions set forth in Section 10 of this Lease. Such Mortgagee shall notify Landlord and Tenant in writing and in the manner provided by Section 27 and the agreement of Tenant under this Section 20(b) is subject to prior receipt of such notice. If the nature of the default is such that Mortgagee’s possession is required to cure the default, then Tenant shall not terminate this Lease so long as such Mortgagee or beneficiary commences proceedings to obtain possession of the Premises within the period of time afforded to the Mortgagee to cure such default, and once the Mortgagee has obtained possession, diligently proceeds to cure the default to completion. Nothing contained in this Lease shall be construed to impose any obligation on any Mortgagee to cure any default by Landlord under this Lease.

(c) In the event Landlord should be in default of any obligation as set forth under the terms of this Lease and the applicable cure period has expired, Tenant shall have the right, but not the obligation, (i) to exercise the Self-Help Right set forth in this Section or (ii) to pursue any other remedy now or hereafter permitted or available to Tenant under the laws or judicial decisions of the State of California (except to the extent waived in this Lease and provided that in no event shall Landlord be liable for any indirect, consequential or punitive damages). If after the notice and cure periods set for in Section 20(a), or such shorter period if expressly set forth in this Lease with respect to such obligation, Landlord fails to perform any obligation pursuant to this Lease or to comply with any term, provision or covenant of this Lease, and such failure materially and adversely impacts Tenant’s use of the Premises for its Permitted Use, access to the Building, or parking within the Premises, then, after an additional ten (10) business day written notice to Landlord stating Tenant’s intent to exercise the following self-help remedy, and Landlord’s failure to remedy the same within such 10-business-day period, Tenant shall have the right (but not the obligation) to perform such obligation on behalf of Landlord, but only to the extent needed to correct the failure so that Tenant’s use is not materially adversely impacted (“Self-Help Right”), and Landlord shall reimburse Tenant for all of Tenant’s actual out of pocket costs incurred in connection with such performance within thirty (30) days of Tenant’s delivery to Landlord of demand for payment, together with reasonable supporting documentation and lien waivers (if applicable) therefor. In the event Landlord fails to reimburse Tenant for such expenses within such 30-day period, Tenant may proceed to offset the actual costs, which are not (in good faith) in dispute, thereof against Rent next coming due until Tenant is reimbursed in full.

SECTION 21 NO WAIVER OR REDEMPTION.

Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute (i) a waiver of the default, (ii) an estoppel, or (iii) a waiver of its rights regarding any subsequent default. No waiver by Landlord of any default shall be effective unless such waiver is in writing and signed by Landlord. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance or surrender of the Premises. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding default at the time of acceptance of such Rent. Tenant waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

SECTION 22 QUIET ENJOYMENT.

Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Premises, and shall not be a personal covenant of Landlord or any of the Landlord Related Parties.

SECTION 23 [Intentionally Omitted].

SECTION 24 HOLDING OVER.

If Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, Tenant’s occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant’s occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease, except that Tenant shall pay an amount equal to 150 percent of the sum of the Base Rent for the first 30 days of the holdover period, payable one-half of such amount on the first (1st) day of the month in which the holdover commences and on the sixteen (16th) day of the month in which the holdover commences and then, for the balance of Tenant’s holdover period, the greater of: (a) 150 percent of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (b) the fair market gross rental for the Premises as reasonably determined by Landlord, payable as stated above. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from recovery of possession of the Premises as permitted by law. In addition to the payment of the amounts provided above, if (i) Tenant continues in possession of the Premises beyond the expiration or earlier termination of this Lease, and (ii) Landlord provides Tenant with a ten (10) business day written notice (“10 Business Day Notice”) and after providing Tenant with such 10 Business Day Notice, Tenant fails to surrender the Premises to Landlord such that Landlord is thereafter unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover, Tenant shall indemnify, protect, defend and hold harmless Landlord and each of the Landlord Related Parties from loss or liability resulting from such failure, including any claims made by or liabilities to any such succeeding tenant arising out of such failure.

SECTION 25 SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

(a) As of the Effective Date, the Premises is not subject to a Mortgage; however, upon Landlord’s request, Tenant shall subordinate its interest in the Premises to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) subsequently arising upon the Premises, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”), provided that the party having the benefit of a Mortgage (“Mortgagee”) delivers a commercially reasonable subordination, non-disturbance and attornment agreement (“Subordination Agreement”) which subordinates this Lease to the Mortgage, provides that Tenant’s possession and rights will not be disturbed as long as Tenant is not in default under this Lease that is continuing beyond the applicable notice and cure period, and provides that Tenant will attorn to such Mortgagee or its successor-in-interest. Within fifteen (15) business days after written request and delivery of the proposed Subordination Agreement from a Mortgagee or Landlord, Tenant shall execute a Subordination Agreement otherwise mutually agreed upon by the parties to such Subordination Agreement. For purposes of this Lease, a “commercially reasonable” Subordination Agreement will at a minimum provide: (i) as long as Tenant is not then in default under this Lease (beyond the applicable notice and cure period), Tenant’s leasehold estate, and Tenant’s rights under this Lease including but not limited to possession, occupancy, and use of the Premises in accordance with this Lease, shall remain undisturbed and shall survive any foreclosure, transfer in lieu of foreclosure or other enforcement of the mortgage; (ii) there will be no change in the terms of this Lease, no diminution of Tenant’s rights provided for in this Lease, and no additional liability of Tenant; (iii) Tenant’s Property or other property otherwise removable from the Premises by Tenant under the terms of this Lease will not be subject to the lien of such mortgage; and (iv) such Mortgagee shall not join Tenant as a party defendant in any action or proceeding to foreclose its mortgage (or to enforce any rights or remedies of Mortgagee under the mortgage) which would terminate or extinguish this Lease or Tenant’s leasehold interest in and estate under this Lease. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord’s interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest.

(b) Landlord and Tenant shall each, within ten (10) business days after receipt of a written request from the other, execute and deliver an estoppel certificate, the form of which is attached hereto as Exhibit E, or in such other commercially reasonable form requested by Landlord and reasonably approved by Tenant to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party’s actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to this Lease that may reasonably be requested.

SECTION 26 ATTORNEYS’ FEES.

In case suit shall be brought for any unlawful detainer of the Premises, for the recovery of any rent due on the provisions of this Lease, or because of the failure to comply with of any other covenant herein contained on the part of either party to be kept or performed (including enforcement of an indemnity provision), or for interpretation or a declaration of rights pursuant to this Lease, the prevailing party shall recover from the non-prevailing party all costs and expenses incurred therein, including reasonable attorney’s fees and costs (including expert witness fees and costs, whether or not the expert is called to testify), including attorney’s fees and costs incurred in enforcing any judgment.

SECTION 27 NOTICE.

If a demand, request, approval, consent or notice (collectively referred to as a “notice”) shall or may be delivered to either party by the other, the notice shall be in writing and delivered by registered or certified mail with return receipt requested and postage prepaid, or sent by overnight or same day courier service with delivery charges prepaid at the party’s respective Notice Address(es) set forth in the Basic Lease Provisions, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Section or in any other manner permitted by Law. Each notice shall be deemed to have been received by the party to which the notice is addressed on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three days after notice is deposited in the U.S. mail in the manner described above or one business day after notice is deposited with a courier service in the manner described above. Either party may, at any time, change its Notice Address by notifying the other party of the new address in the manner described in this Section.

SECTION 28 COMMUNICATIONS LEASE OR EQUIPMENT.

Commencing after the date Tenant has obtained its CofO, Landlord may install or cause to be installed (including by third parties pursuant to telecommunications or “cell tower” lease) communications equipment on or around the Premises, provided that (i) the same will not materially change the appearance the Building, (ii) the same will not adversely affect the visibility of, or access to, the Building, (iii) the same will not interfere with Tenant’s use of the Premises or operation of its business from the Premises, and (iv) the same will not interfere with or delay Tenant’s Work or Alterations. Landlord’s rights hereunder include the right to grant reasonable access (subject to the requirements set forth in Section 10 hereunder), by license, easement, lease or other agreement, to such communications equipment for the purpose of installation, maintenance, repair and removal, including without limitation installing separate electrical service, provided that in each case the foregoing conditions are satisfied.

SECTION 29 SURRENDER OF PREMISES.

At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall also be required to remove the Required Removables as set forth in Section 7. If Tenant fails to remove any of Tenant’s Property within thirty (30) days after the expiration or earlier termination of this Lease or of Tenant’s right to possession, Landlord shall be entitled (but not obligated) to remove and store Tenant’s Property in accordance with Section 1980, et seq. of the California Civil Code.

SECTION 30 MISCELLANEOUS.

(a) This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such State. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

(b) Tenant shall not record this Lease or any memorandum without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole, absolute and unfettered discretion.

(c) To the fullest extent permitted by applicable Law, Landlord and Tenant waive any right to trial by jury in any proceeding based upon or pertaining to this Lease, including any default of this Lease.

(d) Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party, subject to Paragraph 5 of Exhibit B, or any period of time for the written exercise of an option or right by either party, and shall not extend the Term.

(e) The Premises or Landlord’s interest under this Lease (or both) may be freely sold or assigned by Landlord and, in the event of any such sale or assignment, the covenants and obligations of Landlord herein shall be binding on each successive “landlord” and its successors and assigns, only during their respective periods of ownership. If during the Term of this Lease, Landlord conveys its interest in the Premises or this Lease, then (i) Landlord shall provide Tenant, within ten (10) days after the same, written notice of such conveyance, which notice shall include the transferee’s name, address, and telephonic or electronic mail contact information, and (ii) from and after the effective date of such conveyance, Landlord shall be released and discharged from any and all further obligations and responsibilities under this Lease except those already accrued of which Landlord has notice at the time of conveyance. In addition, if Tenant has a security deposit on deposit with Landlord at the time Landlord conveys its interest in the Premises or this Lease, then Landlord shall transfer or deliver such security deposit to the person to whom Landlord conveys the Premises or this Lease; upon such transfer or delivery of Tenant’s security deposit, Landlord shall be released and discharged with respect to any liability for or in connection with Tenant’s security deposit.

(f) Each party warrants and represents to the other that it has not entered into any agreement under which a brokerage commission or fee would be payable in connection with this Lease by the other party, other than Jones Lang LaSalle Brokerage, Inc., representing Tenant, and CBRE Inc., representing Landlord (together “Brokers”) which shall each be paid a commission pursuant to a separate written agreement with Landlord. Each party further agrees to indemnify, protect, defend and hold the other party (including each of the Landlord Related Parties as indemnitees, but not as indemnitors) harmless from any loss, cost, liability and expense (including attorney’s fees) which the other party may incur as the result of any violation of this Section 30(f). Tenant shall indemnify and hold Landlord and each of the Landlord Related Parties harmless from any loss, cost, liability and expense (including attorney’s fees) which Landlord may incur as the result of any actual or alleged claim that Landlord is or may be obligated to pay any commission in connection with any assignment or sublease of all or any part of the Premises.

(g) Tenant covenants, warrants and represents that: (i) each individual signing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (ii) this Lease is binding upon Tenant; and (iii) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State of California. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements delivered to or made by, with or to any one person or entity shall be deemed to have been delivered to or made by, with and to all of them.

(h) Landlord covenants, warrants and represents that: (i) each individual signing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (ii) this Lease is binding upon Landlord; and (iii) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the State of California. If there is more than one Landlord, or if Landlord is comprised of more than one party or entity, the obligations imposed upon Landlord shall be joint and several obligations of all the parties and entities. Notices, payments and agreements delivered to or made by, with or to any one person or entity shall be deemed to have been delivered to or made by, with and to all of them.

(i) Time is of the essence with respect to this Lease. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

(j) The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Sections 3(a), 3(b), 7, 13, 19, 24 and 29 shall survive the expiration or early termination of this Lease.

(k) Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease may be executed in any number of counterparts with the same force and effect as if all signatures were appended to one document, each of which shall be deemed an original. Execution and delivery of this Lease by scanned signature or DocuSign of any party hereto shall constitute a valid and binding execution and delivery of this Lease by such party. Such PDF copies shall constitute enforceable original documents. This Lease shall not be effective against any party hereto until this Lease has been fully executed and delivered by the parties hereto.

(l) All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

(m) In the event Tenant’s financial statements are not available to the general public, Tenant, within fifteen (15) days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease; provided, however, Landlord shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

(n) In consideration of each covenant made elsewhere under this Lease wherein one of the parties agrees not to unreasonably withhold its consent or approval, the requesting party releases the other party and waives all claims for any damages arising out of or connected with any alleged or claimed unreasonable withholding of consent or approval. The aggrieved party’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment.

SECTION 31 ENTIRE AGREEMENT.

This Lease and the following exhibits, attachments and addenda constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents:

[Balance of Page Intentionally Blank]

Addendum No. 1 – Option to Extend

Exhibit A	Form of Commencement Letter
Exhibit B	Work Letter
Exhibit C	Form of Letter of Credit
Exhibit D	Approved Testfit Plans
Exhibit E	Form of Estoppel Certificate
Exhibit F	Site Plan

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant hereby enter into this Lease effective as of the Effective Date.

Landlord:		CUSHING VENTURES, LLC, a California limited liability company

Date:	12/23/2019	By	/s/ William Nicely

		Name	William Nicely

		Title	Authorized Signatory

Email Address

Tenant:		ONCOCYTE CORPORATION, a California corporation

Date:	12/23/2019	By	/s/ Mitch Levine

		Name	Mitch Levine

		Title	Chief Financial Officer

Email Address

Date:	12/23/2019	By	/s/ Albert P. Parker

		Name	Al Parker

		Title	Chief Operating Officer

Email Address

LEASE ADDENDUM NO. 1

OPTION TO EXTEND

Addendum No. 1 to Lease between CUSHING VENTURES, LLC, a California limited liability company, as Landlord, as Landlord, and ONCOCYTE CORPORATION, a California corporation, as Tenant:

Provided that Tenant is not in default that is continuing beyond any notice and cure period at the time Tenant exercises its option to extend the Term, Tenant shall have one (1) option to extend the Term of this Lease for a period of five (5) years (“Extended Term”). During the Extended Term, all other terms and conditions contained in this Lease shall remain the same including but not limited to the annual Rent Adjustment, except that upon the commencement of the Extended Term, the Base Rent payable as of the commencement of the Extended Term shall be increased to the Prevailing Market Rate (as defined below).

Tenant must exercise said option by giving written notice to Landlord of its exercise (“Option Notice”), thereof at least nine (9) months but not more than twelve (12) months (other than as set forth in Section 16(b) in the event of a casualty) prior to the expiration of the Term of the Lease, time being of the essence. It is an express condition of the foregoing option to extend that at any time during the Lease, if Tenant shall have been in default beyond the applicable notice and cure period of any material provisions of this Lease on three (3) or more occasions, then Tenant’s option(s) to extend the Term of the Lease shall be null, void and totally ineffective without further notice thereof by Landlord and in such case the Extended Term shall not commence and the Lease shall expire at the end of the Term in effect at that time prior to such Extended Term. The Base Rent commencing on the first day of the Extended Term shall be adjusted to the greater of (i) the Base Rent in effect at the end of the initial Term or (ii) the Prevailing Market Rate (as hereafter defined). Landlord shall in response to and within thirty (30) days of Landlord’s receipt of Tenant’s Option Notice, give Tenant written notice of the applicable Prevailing Market Rate, as reasonably determined in good faith by Landlord.

The term “Prevailing Market Rate” shall mean the then actual (as determined by actual comparables of arm’s length lease transactions for renewing and non-renewing, similarly sized tenants) annual rental rate per square foot of rentable area for space in buildings comparable to the Building in the area in which the Building is located and otherwise comparable in area and location to the space for which such rental rate is being determined, being leased for a duration comparable to the option period for terms commencing on or about the first day of the Extended Term. The determination of the Prevailing Market Rate shall take into consideration all concessions and rental abatements, presently offered to renewing and non-renewing tenants of similar size and credit worthiness, Expenses and tax expenses, other adjustments to base rental, and other comparable factors.

Not later than sixty (60) days after Landlord’s written notice to Tenant of the applicable Prevailing Market Rate, Tenant shall timely notify Landlord in writing of Tenant’s election (i) to have the Prevailing Market Rate determined by the “appraisal” procedure hereinafter described, or (ii) to accept Landlord’s determination of the Prevailing Market Rate. If Tenant fails to notify Landlord within said sixty (60) day period of Tenant’s election, Tenant shall be deemed to have accepted Landlord’s determination of the then Prevailing Market Rate and to have waived its rights to an “appraisal” thereof.

If Tenant has timely elected to have an “appraisal” of the amount(s) and component(s) of the then Prevailing Market Rate (based upon the aforesaid definition), then the following shall be utilized to make and implement such election: Upon the valid exercise of Tenant’s election to have an “appraisal” of the then Prevailing Market Rate, then not later than ten (10) days after Tenant’s written notice to have such an “appraisal” of the then Prevailing Market Rate, Landlord and Tenant shall each designate, by written notice given to the other party setting forth the designated person’s address, a qualified appraiser who shall have had at least ten (10) years’ experience relevant to the commercial space in the Orange County area (the “Appraisers”). It is expected that the Appraisers will familiarize themselves with this Lease, the exhibits and riders hereto, and such other documents as are deemed relevant by the Appraisers or either or both of them. Each of the Appraisers shall submit to Landlord and Tenant, within forty-five (45) days after his or her appointment, a written determination of the then Prevailing Market Rate with respect to the Premises as of the first day of the Extended Term. If the lower of said two determinations is not less than ninety-five percent (95%) of the other determination, then the average of the two determinations shall be deemed to be the then Prevailing Market Rate and will be conclusive and binding on the parties. If the foregoing 95% range is not the case, then the Appraisers shall mutually select a third qualified and impartial Appraiser who shall also have had at least ten (10) years’ experience relevant to the commercial space in the Orange County area (the “Third Appraiser”). The Third Appraiser shall issue a determination of said Prevailing Market Rate within forty-five (45) days of his or her appointment and the average of the two (2) closest determinations shall be deemed to be the then Prevailing Market Rate and will be conclusive and binding on the parties. The cost of such determinations shall be borne equally by Landlord and Tenant. If Tenant becomes obligated to pay Rent with respect to the option period prior to when the Prevailing Market Rate has been determined in accordance with the foregoing, Tenant shall not be deemed a holdover tenant as set forth in Section 24 of this Lease, and will continue paying the Base Rent, on a month-to-month basis, that was in effect at the expiration of the then current Term. Landlord and Tenant shall, by a cash payment within thirty (30) days of the date of such determination, adjust between themselves the difference, if any, between the Base Rent paid by Tenant pursuant to the foregoing sentence and the Base Rent actually due Landlord pursuant to the Prevailing Market Rate for that time period

[End of Addendum]

1

OMITTED EXHIBITS TO OFFICE LEASE

The following exhibits to the Office Lease have been omitted:

Exhibit A: Form of Commencement Letter stating the Commencement Date as defined in the Office Lease

Exhibit B: Work Letter stating the terms and conditions for constructing Tenant’s Work as defined in the Office Lease

Exhibit D: Approved Testfit Plans

Exhibit E: Form of Estoppel Certificate

Exhibit F Parking Site Plan

EXHIBIT C

FORM OF LETTER OF CREDIT

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

CUSHING VENTURES, LLC

4490 VON KARMAN AVENUE

NEWPORT BEACH, CA 92660

ATTN: BILL NICELY

APPLICANT:

ONCOCYTE CORPORATION

1010 ATLANTIC AVE., SUITE 102

ALAMEDA, CA 94501

AMOUNT:	US$1,700,000.00 (ONE MILLION SEVEN HUNDRED THOUSAND AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:	NOVEMBER 27, 2022

LOCATION:	SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE, SILICON VALLEY BANK (THE “BANK”) HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ________ IN BENEFICIARY’S FAVOR FOR THE ACCOUNT OF THE ABOVE-REFERENCED APPLICANT, IN THE AGGREGATE AMOUNT OF EXACTLY ONE MILLION SEVEN-HUNDRED THOUSAND 00/100 U.S. DOLLARS ($1,700,000.00).

C-1

THIS LETTER OF CREDIT IS AVAILABLE WITH US AT OUR ABOVE OFFICE IN SANTA CLARA, CALIFORNIA BY PRESENTATION OF YOUR DRAFT DRAWN ON US AT SIGHT (IT BEING AGREED THAT PRESENTATION MAY BE MADE IN PERSON OR BY OVERNIGHT DELIVERY) BEARING THE CLAUSE: “DRAWN UNDER SILICON VALLEY _______________ BANK LETTER OF CREDIT NO. ______________ DATED _________” AND ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY AND BY BENEFICIARY’S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS (WITH THE INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH):

“THE UNDERSIGNED, AN AUTHORIZED SIGNATORY OF THE BENEFICIARY UNDER SILICON VALLEY BANK LETTER OF CREDIT NO. ___________, CERTIFIES THAT THE AMOUNT OF THE DRAFT ACCOMPANYING THIS STATEMENT REPRESENTS THE AMOUNT BENEFICIARY IS ENTITLED TO DRAW PURSUANT TO AND IN CONNECTION WITH THAT CERTAIN LEASE AGREEMENT DATED AS OF __________, 20__ , BETWEEN APPLICANT AND BENEFICIARY OR PURSUANT TO ANY EARLY TERMINATION AGREEMENT, SETTLEMENT AGREEMENT, OR ANY WORK-OUT AGREEMENT ENTERED BY AND BETWEEN THE PARTIES TO THE LEASE AGREEMENT.”

ANY STATEMENT OR OTHER DOCUMENT DELIVERED TO BANK BY BENEFICIARY ACCORDING TO THE TERMS HEREOF WILL BE DEEMED BY BANK TO BE SIGNED BY A PERSON DULY AUTHORIZED BY BENEFICIARY TO SIGN AND DELIVER SUCH STATEMENT OR DOCUMENT WITHOUT ANY DUTY OF INQUIRY OR DILIGENCE BY BANK INTO SUCH PERSON’S ACTUAL AUTHORITY TO SIGN ON BEHALF OF BENEFICIARY.

SPECIAL CONDITIONS:

PARTIAL DRAWS, AS WELL AS MULTIPLE PRESENTATIONS , UNDER THIS LETTER OF CREDIT ARE PERMITTED.

THIS LETTER OF CREDIT SHALL EXPIRE ON NOVEMBER 27, 2022; PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE ABOVE EXPIRATION OF THIS LETTER OF CREDIT, THIS LETTER OF CREDIT SHALL BE DEEMED AUTOMATICALLY EXTENDED FOR SUCCESSIVE, ADDITIONAL ONE (1) YEAR PERIODS, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS, AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.

WE HEREBY AGREE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT, WITHOUT INQUIRY AS TO THE ACCURACY THEREOF AND REGARDLESS OF WHETHER APPLICANT DISPUTES SUCH PRESENTATION OR THE CONTENTS OF ANY CONTENT OF ANY DOCUMENTS, STATEMENTS OR CERTIFICATIONS.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) 450-5001 OR (408) 654-7176, ATTENTION:GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

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THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “A” DULY EXECUTED. BENEFICIARY SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS DOCUMENTARY CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

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IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________

EXHIBIT “A”

TRANSFER FORM

DATE: ____________________

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE:	IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054		NO. _____________ ISSUED BY
	ATTN:INTERNATIONAL DIVISION.		SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________________

(NAME OF TRANSFEREE)

_________________________________________________________________________________________

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATED

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The names(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

_______________________________________
(Name of Bank)

_______________________________________
(Address of Bank)

_______________________________________
(City, State, Zip Code)

_______________________________________
(Print Authorized Name and Title)

_______________________________________
(Authorized Signature)

_______________________________________
(Telephone Number)

______________________________
(BENEFICIARY’S NAME)

By:________________________________

Printed Name:________________________

Title:_______________________________

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